UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2017

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 16, 2017, as described below under Item 5.07 of this Form 8-K, the stockholders of 3D Systems Corporation (the “Company”) adopted the Amended and Restated 2015 Incentive Plan of 3D Systems Corporation (the “Plan”). The Compensation Committee and Board of Directors of the Company previously approved the Plan, subject to stockholder approval. The primary purpose of the amendment and restatement of the Plan was to increase the authorized number of shares available for grant under the Plan by 7,140,011.

The Plan is described in the Proposal Four section of the Company’s proxy statement for its 2017 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 29, 2017 (“2017 Proxy Statement”). The descriptions of the Plan contained herein and in the 2017 Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which was filed as Annex A to the 2017 Proxy Statement, and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2017, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 78,364,423 shares of common stock were present in person or represented by proxy at the Annual Meeting, consisting of approximately 68.9% of the voting power of the Company entitled to vote. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal One:

As set forth below, the Company’s stockholders elected the following directors to serve until the next annual meeting and until their successors are duly elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nominees for Election to Board of Directors:
William E. Curran	43,867,525	973,531	233,547	33,289,820
Thomas W. Erickson	43,927,118	914,918	232,567	33,289,820
Charles W. Hull	43,618,334	1,255,944	200,325	33,289,820
William D. Humes	44,252,760	583,037	238,806	33,289,820
Vyomesh I. Joshi	44,025,166	822,078	227,109	33,289,820
Jim D. Kever	43,718,185	1,114,118	242,300	33,289,820
G. Walter Loewenbaum, II	44,197,012	628,576	249,015	33,289,820
Charles G. McClure, Jr.	44,067,395	759,147	248,061	33,289,820
Kevin S. Moore	43,397,843	1,441,038	235,722	33,289,820
Jeffrey Wadsworth	44,316,060	509,746	248,797	33,289,820

Proposal Two:

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in detail in the Compensation Discussion and Analysis and the accompanying tables in the 2017 Proxy Statement as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,317,380	10,488,616	268,607	33,289,820

Proposal Three:

The Company’s stockholders approved, on an advisory basis, a frequency period of every year (an annual vote) for future advisory stockholder votes on the compensation of the Company’s named executive officers as set forth below:

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstentions	Broker Non-Votes
40,568,122	393,756	3,933,564	179,161	33,289,820

In light of the stockholder vote, and in keeping with the Board’s recommendation on Proposal Three, the Company will include a stockholder vote on the compensation of its executives in its proxy materials annually until the next required vote on the frequency of stockholder votes on the compensation of executives (which will be no later than the 2023 Annual Meeting of Stockholders) or until the Board determines that a different frequency for stockholder votes on the compensation of executives is in the best interest of the Company and its stockholders.

Proposal Four:

The Company’s stockholders approved the Company’s Amended and Restated 2015 Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,307,410	6,464,904	302,289	33,289,820

Proposal Five:

As set forth below, the Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

Votes For	Votes Against	Abstentions
77,001,289	969,709	393,425

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: May 17, 2017	By:	/s/ Andrew M. Johnson
(Signature)

	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer
and Secretary